UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : September 28, 2006

Union Pacific Corporation

(Exact Name of Registrant as Specified in its Charter)

Utah	1-6075	13-2626465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 544-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a regular meeting of the Board of Directors of Union Pacific Corporation (the Company) held on September 28, 2006, the Board of Directors, acting upon the recommendation of the Corporate Governance and Nominating Committee, authorized and directed the Company to amend the provision of its By-Laws regarding the election of directors. In connection with taking this action, the Board considered, among other things, applicable provisions of state law regarding the standards for election of directors and a nonbinding shareholder proposal approved by the shareholders of the Company at its Annual Meeting in 2006 that recommended the Company adopt a majority voting standard. The new provision of the By-Laws requires a director who receives fewer for votes than votes withheld in an uncontested election to tender his or her resignation to the Board for consideration by the Corporate Governance and Nominating Committee (or such other committee of the Board composed of independent directors who received more favorable votes than withhold votes in the same election). Within 90 days, the appropriate committee will review and consider the tendered resignation and recommend to the Board whether to accept or reject it. The Board will then vote on the matter and furnish its decision and decision making process in a current report on Form 8-K.

The following excerpt is the amended and restated Article I, Section 9, of the By-Laws, which will become effective on October 1, 2006 (italicized text represents the new language added to the By-Laws by the referenced amendment):

“Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the articles of incorporation or the Act provide otherwise, a majority of the votes entitled to be cast on the matter, represented in person or by proxy, constitutes a quorum for action on that matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, by stockholders is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Act require a greater number of affirmative votes.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. However, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withheld Vote”) shall immediately tender his or her resignation following certification of such stockholder vote. The Corporate Governance and Nominating Committee shall promptly consider the director’s resignation offer and make a recommendation to the Board. If a majority of the directors serving on the Corporate Governance and Nominating Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. The Board shall act on the recommendation of the Corporate Governance and Nominating Committee (or comparable committee appointed by the Board) within 90 days following certification of the stockholder vote. The Corporate Governance and Nominating Committee shall make a recommendation to the Board on whether to accept the director’s resignation offer, taking into account such factors as the Corporate Governance and Nominating Committee may in its discretion determine appropriate, and the Board shall vote on whether to accept such offer. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer in a Form 8-K furnished to the Securities and Exchange Commission. For this purpose, an “uncontested election” shall mean that, on the record date for the meeting at which directors are to be elected, the number of nominees does not exceed the number of directors to be elected.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2006

UNION PACIFIC CORPORATION

By:	/s/ J. Michael Hemmer
J. Michael Hemmer Senior Vice President – Law and General Counsel